UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K/A (Amendment No. 2)
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2007
KIMBALL HILL, INC. (Exact name of registrant as specified in its charter)
Illinois (State or other jurisdiction of incorporation)	333-133278 (Commission File Number)	36-2177380 (IRS Employer Identification No.)
5999 New Wilke Road, Suite 504 Rolling Meadows, Illinois 60008 (Address of principal executive offices, including zip code)
(847) 364-7300 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:  The Form 8-K originally filed by Kimball Hill, Inc. (“Kimball Hill”) with the Securities and Exchange Commission (“SEC”) on September 24, 2007, as supplemented by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on November 16, 2007, is hereby further supplemented by this Amendment No. 2 to Current Report on Form 8-K/A.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2007, Kimball Hill filed a Current Report on Form 8-K under Item 5.02 to report Edward J. Madell was promoted to Chief Financial Officer effective September 21, 2007. As required by Item 5.02 of Form 8-K, Kimball Hill stated in the Form 8-K that the material terms of compensation arrangements for Mr. Madell were unavailable and would be reported when finalized, as permitted by Instruction 2 to Item 5.02. These arrangements were finalized on November 28, 2007. This Form 8-K/A is being filed to provide the required additional information.

Mr. Madell will receive a minimum annual base salary of $350,000 effective from October 1, 2007 and an annual bonus opportunity for fiscal 2008 of 75% of base salary.  Mr. Madell participates in the full range of medical, life insurance and retirement benefits on substantially the same terms and conditions as provided to salaried employees of Kimball Hill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: November 29, 2007	/s/ Edward J. Madell
	By:	Edward J. Madell
	Its:	Vice President and Chief Financial Officer